UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

489 Fifth Avenue, 32nd Floor,

New York, New York 10017

(Address of principal executive offices including Zip Code)

(212) 697-9660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 19, 2005, Warren Resources, Inc. (the “Company”) entered into an Underwriting Agreement with Jefferies & Company, Inc., as representative of the several underwriters named therein, in connection with the offer and sale of 6,000,000 shares of the Company’s common stock at a public offering price of $14.50 per share.  Pursuant to the Underwriting Agreement, the Company has granted the underwriters an option to purchase up to an additional 900,000 shares of common stock solely to cover over-allotments.

In connection with the offering of the Company’s common stock, the Company is filing certain exhibits as part of this Form 8-K that are to be incorporated by reference in their entirety into the Company’s Registration Statement (File No. 333-130109).

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit

Description

Number	of Exhibit

1.1	Underwriting Agreement, dated December 19, 2005, between the Company and Jefferies & Company, Inc., as representative of the several underwriters named therein.

5.1	Opinion of Patton Boggs, LLP regarding the legality of the Company’s common stock.

23.1	Consent of Patton Boggs, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2005
WARREN RESOURCES, INC.

	By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
Number	of Exhibit

1.1	Underwriting Agreement, dated December 19, 2005, between the Company and Jefferies & Company, Inc., as representative of the several underwriters named therein.

5.1	Opinion of Patton Boggs, LLP regarding the legality of the Company’s common stock.

23.1	Consent of Patton Boggs, LLP (included in Exhibit 5.1).